United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2018

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 5, 2018, Priority Technology Holdings, Inc. (the “Company”) was notified by the Nasdaq Hearings Panel that the Company’s shares of common stock will continue to remain listed on the Nasdaq Global Market, while its warrants and units have been granted an extension to remain listed through February 27, 2019, subject to certain conditions.

The Company had previously received a written notice of non-compliance (the “Non-Compliance Notice”) with Nasdaq Listing Rules 5404(a)(3), 5410(d) and 5225(b)(1)(A) (the “Minimum Public Holders Rules”) as a result of the fact that its shares of common stock, warrants and units, respectively, were held by fewer than the required 400 round lot holders. The Company was able to successfully demonstrate compliance with the Minimum Public Holders Rules with respect to its shares of common stock subsequent to receipt of the Non-Compliance Notice. In addition, while it did not satisfy the Minimum Public Holders Rules with respect to its outstanding warrants, the Nasdaq Hearing Panel which considered the matter opted to grant the Company’s request for an extension of time in order to permit the Company to explore possible alternatives to address the outstanding warrants and lack of sufficient round lot holders. The extension will require that the Company demonstrate progress toward a plan with respect to the warrants no later than November 30, 2018 and complete any such plan by February 27, 2019.

On November 9, 2018, Priority issued a press release announcing the decision of the Nasdaq Hearings Panel, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
99.1	Press Release dated November 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2018

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Bruce E. Mattox
Name: Bruce E. Mattox
Title: Chief Financial Officer